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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




NetSol International, Inc. and Subsidiaries
  (Formerly Mirage Holdings, Inc.)
Calabasas, California

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 (333-59454) and Form S-8 (333-60534) and incorporation by reference in the Registration Statement on Form S-3 (333-59454) and Form S-8 of our report dated October 5, 2001, with respect to the consolidated financial statements of NetSol International, Inc. and Subsidiaries included in the Annual Report on Form 10-KSB for the year ended June 30, 2001.



/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
October 15, 2001